Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Soleno Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)

Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(o) and 457(r)	—	—	$150,000,000	0.00014760	$22,140.00

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$150,000,000		$22,140.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$22,140.00

(1)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-276344 filed by the registrant on January 2, 2024.